Exhibit 10.2
AWARD AGREEMENT
CST Brands, Inc. 2013 Omnibus Stock Incentive Plan

Restricted Stock Award
This Award Agreement (this “Agreement”) is between CST Brands, Inc., a Delaware corporation (“Company”), and [_____________], a [_____________] of the Company or one of its affiliates (“Participant”), who agree as follows:
1.Introduction. Pursuant to the CST Brands, Inc. 2013 Omnibus Stock Incentive Plan (as may be amended, the “Plan”), on [Date of Grant] (“Date of Grant”), Participant was awarded [______] shares of Common Stock of the Company under the Plan as Restricted Stock (as defined in the Plan). The parties hereby enter into this Agreement to evidence the terms, conditions and restrictions applicable to the Restricted Stock.
2.The Plan, Restrictions, Vesting. The Plan is incorporated herein by reference for all purposes, and Participant hereby agrees to the terms and conditions stated therein applicable to the Restricted Stock and the rights and powers of Company and the Committee as provided therein. In addition, Participant agrees as follows:
2.01    Non-Transferrable. Except to the extent otherwise provided in the Plan or this Agreement, the shares of Restricted Stock issued to Participant under the Plan may not be sold, exchanged, pledged, hypothecated, transferred, garnished or otherwise disposed of or alienated at any time prior to vesting.
2.02    Vesting. Except to the extent otherwise provided in the Plan, Participant’s rights to and interest in the shares of Restricted Stock shall vest and accrue to Participant [on the ____ anniversary of the Date of Grant][in the following increments, provided Participant has continually remained a/an [_____________] through such dates: «Shares_Period_1» shares vest on «Vest_Date_Period_1»; «Shares_Period_2» shares vest on «Vest_Date_Period_2»; and «Shares_Period_3» shares vest on «Vest_Date_Period_3»]. Upon termination of Participant’s service with the Company for any reason, including, but not limited to, Retirement, death or disability, Participant shall forfeit any unvested shares of Restricted Stock subject to this Agreement.
2.03    Book Entry Shares. Participant agrees that in lieu of certificates representing Participant’s shares of Restricted Stock, the Restricted Stock and any shares issuable in connection with their vesting may be issued in uncertificated form pursuant to the Direct Registration System (“DRS”) of Company’s stock transfer agent.
2.04    Restructuring or Reorganization. If, as the result of a stock split, stock dividend, combination of shares or any other change, including an exchange of securities for any reason, the Participant shall be entitled to new or additional or different shares of stock or securities, such stock or securities shall be subject to the terms and conditions of the Plan and this Agreement.
3.Limitation. Participant shall have no rights with respect to any shares of Restricted Stock not expressly conferred by the Plan or this Agreement.

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4. 83(b) Election. Participant understands that Participant should consult with Participant’s tax advisor regarding the advisability of filing with the Internal Revenue Service an election under section 83(b) of the Code, with respect to the shares of Restricted Stock subject to this Agreement. This election must be filed no later than 30 days after the Date of Grant. This time period cannot be extended. Participant acknowledges (1) that Participant has been advised to consult with a tax advisor regarding the tax consequences to Participant of the receipt of the shares of Restricted Stock and (2) that timely filing of an election under section 83(b) of the Code is Participant’s sole responsibility, even if Participant requests the Company or its representative to file such election on Participant’s behalf.
5.Miscellaneous. All capitalized terms contained in this Agreement shall have the definitions set forth in the Plan unless otherwise defined herein. This Agreement shall be binding upon the parties hereto and their respective beneficiaries, heirs, administrators, executors, legal representatives and successors.
6.Code Section 409A. The delivery of shares of Common Stock free of restriction under this Plan shall be made on or as soon as reasonably practical following the applicable date of vesting, but in any event no later than the 15th day of the third month following the end of the year in which the applicable date of vesting occurs. With respect to the receipt of dividends, the payment of dividends, if any, shall be made by the last day of the fiscal quarter during which dividends on Common Stock are paid, but in any event by no later than the 15th day of the month following the end of the year in which the applicable dividends on Common Stock are paid. This Agreement and the award evidenced hereby are intended to comply, and shall be administered consistently, in all respects with Section 409A of the Code and the regulations promulgated thereunder. If necessary in order to ensure such compliance, this Agreement may be reformed consistent with guidance issued by the Internal Revenue Service. In no event shall the Company be liable for any additional tax, interest or penalties that may be imposed on Participant under Section 409A of the Code or any damages for failing to comply with Section 409A of the Code.

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By your signature and the Company’s signature below, you and the Company agree that the Restricted Stock referenced above is granted under and governed by the terms and conditions of this Agreement and the Company’s 2013 Omnibus Stock Incentive Plan (as the same may be amended from time to time) attached hereto, all of which are made a part of this Agreement.

CST BRANDS, INC.
By:__________________________________________
Name: _______________________________________ Date
Title:__________________________________________

______________________________________________ ______________________________
Participant Date

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